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                                                                     Exhibit 3.2


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       APPLIED ANALYTICAL INDUSTRIES, INC.

                        PURSUANT TO SECTIONS 242 AND 245
                         OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE


         APPLIED ANALYTICAL INDUSTRIES, INC., (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

         1. The name of the Corporation is Applied Analytical Industries, Inc. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on September 29, 1986.

         2. Pursuant to Section 103(d) of the General Corporation Law, this Restated Certificate of Incorporation shall become effective at 10:00 a.m., Wilmington, Delaware time, on September 25, 1996.

         3. This Restated Certificate of Incorporation: (a) restates and integrates and further amends the Restated Certificate of Incorporation of the Corporation that was filed on June 7, 1996, (b) was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law and
(c) was approved by written consent of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the General Corporation Law (prompt notice of such action having been given to those stockholders who did not consent in writing). The text of the Corporation's Certificate of Incorporation as previously amended, supplemented or restated is hereby further restated and further amended to read in its entirety as follows:

         FIRST.  The name of the Corporation is:

                       Applied Analytical Industries, Inc.

         SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:


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                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 105,000,000 shares, consisting of
(i) 100,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock").

         The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.       COMMON STOCK

         1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

         2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

         The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

         3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.       PREFERRED STOCK.

         Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Certificate of Incorporation. Different series of Preferred Stock shall not be construed to

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constitute different classes of shares for the purposes of voting by classes unless expressly provided.

         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

         FIFTH.  The Corporation shall have a perpetual existence.

         SIXTH. In furtherance of and not in limitation of powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

         SEVENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         EIGHTH. Except to the extent that the General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary


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damages for any breach of fiduciary duty as a director, notwithstanding any other provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         NINTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         TENTH: This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

         1. Number of Directors. The number of directors of the Corporation shall not be less than three (3) nor more than seven (7). The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Corporation's By-Laws.

         2. Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

         3. Election of Directors. Elections of directors must be by written ballot.

         4. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 1997; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 1998; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 1999; and provided further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

         5. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those


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classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

         6. Quorum; Action at Meeting. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to Section 1 above constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-Laws of the Corporation or by this Restated Certificate of Incorporation.

         7. Resignation; Removal. Any director may resign at any time upon written notice to the attention of the secretary of the corporation. Directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote.

         8. Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the board, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

         9. Amendments to Article. Notwithstanding any other provisions of law, this Restated Certificate of Incorporation or the By-Laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

         ELEVENTH. Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Restated Certificate of Incorporation or the By-Laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

         TWELFTH. Special meetings of stockholders may be called at any time by (and only by) the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Restated Certificate of Incorporation or the By-Laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage


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may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provisions inconsistent with, this Article TWELFTH.

         THIRTEENTH. In anticipation that the Corporation may enter into contracts or otherwise transact business with entities in which any directors of the Corporation own a financial interest ("Related Entities"), the provisions of this Article THIRTEENTH are set forth to regulate and guide such contracts or other business. These provisions are in addition to, and not in limitation of, the provisions of the General Corporation Law and the other provisions of this Restated Certificate of Incorporation. Any contract or other business that does not comply with the procedures set forth in this Article THIRTEENTH shall not by reason thereof be deemed void or voidable or result in any breach of any duty or the derivation of any improper personal benefit by any person but shall be governed by the provisions of this Restated Certificate of Incorporation, the By-laws of the Corporation, the General Corporation Law and other applicable law.

         No contract, agreement, arrangement or transaction between the Corporation and a Related Entity (a "Related Transaction") shall be void or voidable solely for the reason that such persons or entities are parties thereto, if:

         (i) the material facts of the Related Transaction are disclosed or are known to the Board of Directors of the Corporation (or a committee thereof) and such board (or committee) in good faith authorizes, approves or ratifies the Related Transaction by the affirmative vote of a majority of the disinterested directors on the Board of Directors (or such committee), even though the disinterested directors may be less than a quorum;

         (ii) the material facts of the Related Transaction are disclosed or are known to the holders of the then outstanding voting shares of the Corporation entitled to vote thereon, and the Related Transaction is specifically approved or ratified in good faith by the affirmative vote of the holders of a majority of the then outstanding voting shares not owned by the interested directors or Related Entity, as the case may be, even though such holders may be less than a quorum;

         (iii) such Related Transaction is effected pursuant to and consistent with terms and conditions specified in any arrangements, standards or guidelines that are in good faith authorized, approved or ratified, after disclosure or knowledge of the material facts related thereto, by the affirmative vote of a majority of the disinterested directors on the Board of Directors (or committee thereof), or by the affirmative vote of the holders of a majority of the then outstanding voting shares of the Corporation not owned by the interested directors or Related Entity, as the case may be, even though the disinterested directors or such holders may be less than a quorum; or

         (iv)     The Related Transaction was fair to the Company.


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         In addition, each Related Transaction authorized, approved or effected, and each of such arrangements, standards or guidelines so authorized or approved, as described in (i), (ii) or (iii) above, shall be conclusively deemed to be fair to the Corporation and its stockholders; provided, however, that if such authorization or approval is not obtained, or such Related Transaction is not so effected, no presumption shall arise that such Related Transaction, or such arrangements, standards or guidelines, are not fair to the Corporation and its stockholders.

         Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article THIRTEENTH.

         IN WITNESS WHEREOF, Applied Analytical Industries, Inc. has caused this Restated Certificate of Incorporation to be signed and attested by its duly authorized officers, this 20th day of September, 1996.


                                          APPLIED ANALYTICAL INDUSTRIES, INC.


                                          By:   /s/ Frederick D. Sancilio
                                              ----------------------------------
                                              Frederick D. Sancilio, President



ATTEST:

  /s/ R. Forrest Waldon
-----------------------------------
R. Forrest Waldon, Secretary


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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       APPLIED ANALYTICAL INDUSTRIES, INC.

         Applied Analytical Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, duly adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable, and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of Applied Analytical Industries, Inc. be amended to increase the maximum size of the Board of Directors from seven (7) to nine (9).

         SECOND: That thereafter, a meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the holders of more than 75% of the outstanding shares of voting stock voted in favor of the amendment.

         THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 222 of the General Corporation Law of the State of Delaware.

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         IN WITNESS WHEREOF, said Applied Analytical Industries, Inc. has caused this certificate to be signed by Frederick D. Sancilio, Ph.D., its Chairman of the Board of Directors, this 24th day of May, 2000.

                                           APPLIED ANALYTICAL INDUSTRIES, INC.


                                           By:    /s/ Frederick D. Sancilio
                                                --------------------------------
                                                Frederick D. Sancilio, President


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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       APPLIED ANALYTICAL INDUSTRIES, INC.

         Applied Analytical Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, duly adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable, and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that Article First of the Corporation's Certificate of Incorporation is hereby deleted in its entirety and replaced with the following new Article First:

                          "First: The name of the Corporation is aaiPharma Inc."

         SECOND: That thereafter, a meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the holders of a majority of the outstanding shares of voting stock voted in favor of the amendment.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 222 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, said Applied Analytical Industries, Inc. has caused this certificate to be signed by Frederick D. Sancilio, Ph.D., its Chairman of the Board of Directors, this 15th day of November, 2000.

                                          APPLIED ANALYTICAL INDUSTRIES, INC.

                                          By:   /s/ Frederick D. Sancilio
                                              ----------------------------------
                                              Frederick D. Sancilio, Ph.D.
                                              Chairman of the Board of Directors